Exhibit 11.1

SAFEWAY INC. AND SUBSIDIARIES
Computation of Earnings Per Common Share
(In millions, except per-share amounts)
(Unaudited)

	12 Weeks Ended

	September 8, 2001		September 9, 2000

	Diluted	Basic	Diluted	Basic

Net income	$309.2	$309.2	$270.0	$270.0

Weighted average common shares outstanding	505.8	505.8	497.9	497.9

Common share equivalents	9.4		13.8

Weighted average shares outstanding	515.2		511.7

Earnings per share	$0.60	$0.61	$0.53	$0.54

Calculation of common share equivalents:
Options to purchase common shares	28.1		37.6
Common shares assumed purchased with potential proceeds	(18.7)		(23.8)

Common share equivalents	9.4		13.8

Calculation of common shares assumed purchased with potential proceeds:
Potential proceeds from exercise of options to purchase common shares	$856.3		$1,125.0
Common stock price used under the treasury stock method	$45.61		$47.27
Common shares assumed purchased with potential proceeds	18.7		23.8

Anti-dilutive shares totaling 10.2 million in 2001 and 2.7 million in 2000 have been excluded from diluted weighted average shares outstanding.

SAFEWAY INC. AND SUBSIDIARIES
Computation of Earnings Per Common Share
(In millions, except per-share amounts)
(Unaudited)

	36 Weeks Ended

	September 8, 2001		September 9, 2000

	Diluted	Basic	Diluted	Basic

Net income	$900.3	$900.3	$792.8	$792.8

Weighted average common shares outstanding	505.4	505.4	496.1	496.1

Common share equivalents	10.5		13.9

Weighted average common shares and common share equivalents	515.9		510.0

Earnings per common share and common share equivalent:
Net income	$1.75	$1.78	$1.55	$1.60

Calculation of common share equivalents:
Options to purchase common shares	32.0		37.9
Common shares assumed purchased with potential proceeds	(21.5)		(24.0)

Common share equivalents	10.5		13.9

Calculation of common shares assumed purchased with potential proceeds:
Potential proceeds from exercise of options to purchase common shares	$1,086.1		$1,036.3
Common stock price used under the treasury stock method	$50.32		$43.18
Common shares assumed purchased with potential proceeds	21.5		24.0

Anti-dilutive shares totaling 5.9 million in 2001 and 3.3 million in 2000 have been excluded from diluted weighted average shares outstanding.